UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): June 2, 2011

InterDigital, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-33579 (Commission File Number)	23-1882087 (IRS Employer Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania (Address of Principal Executive Offices)	19406-1409 (Zip Code)
Registrant’s telephone number, including area code: 610-878-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On June 2, 2011, InterDigital, Inc. (the “company”) held its 2011 annual meeting of shareholders (the “2011 annual meeting”). At the 2011 annual meeting, the company’s shareholders, upon the recommendation of the board of directors (the “board”), voted in favor of amending the company’s articles of incorporation (the “articles”) to implement a majority voting standard for all director elections other than contested elections (the “articles amendment”). The voting results are set forth in Item 5.07 below. The articles amendment is more fully described in the company’s proxy statement for the 2011 annual meeting filed with the Securities and Exchange Commission on April 18, 2011.
          On June 3, 2011, the company filed, with the approval of the board, Articles of Amendment (the “Articles of Amendment”) with the Department of State of the Commonwealth of Pennsylvania (the “Department of State”) to amend and restate the articles to reflect the articles amendment approved by the shareholders at the 2011 annual meeting. The amended and restated articles became effective upon filing with the Department of State.
          In light of the articles amendment, the board approved (contingent upon the effectiveness of the articles amendment) (i) conforming amendments to the company’s bylaws (the “bylaws”) to provide for a majority voting standard for all director elections other than contested elections and to define the term “contested election” and (ii) certain immaterial conforming and technical changes to the bylaws, including without limitation conforming the use of defined terms throughout the bylaws and updating references in the bylaws to provisions of the Pennsylvania Business Corporation Law to reflect amendments thereto. All of the aforementioned amendments to the bylaws became effective on June 3, 2011 upon the filing of the Articles of Amendment with the Department of State.
          This summary of the amendments to the articles and the bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the articles and bylaws, each as amended and restated, which are attached as Exhibits 3.1 and 3.2, respectively, to this report.
Item 5.07. Submission of Matters to a Vote of Security Holders.
          As stated above in Item 5.03, the company’s 2011 annual meeting of shareholders was held on June 2, 2011. The matters voted on at the 2011 annual meeting and the voting results for each matter are set forth below.
(i)	The following individuals were elected as directors of the company to serve a one-year year term until the company’s annual meeting of shareholders in 2012 and until his or her successor is elected and qualified as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Gilbert F. Amelio	17,325,338	672,144	19,848,216
Steven T. Clontz	17,277,536	719,946	19,848,216
Edward B. Kamins	17,399,963	597,519	19,848,216
Jean F. Rankin	17,499,430	498,052	19,848,216
(ii)	Shareholders approved the amendment of the company’s articles of incorporation to implement a majority voting standard for all director elections other than contested elections as follows:

Votes For	Votes Against	Abstentions
36,758,868	890,234	196,596
(iii)	Shareholders approved an advisory resolution on the company’s executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,793,392	1,121,918	82,172	19,848,216
(iv)	Shareholders voted, on an advisory basis, on the preferred frequency of holding future advisory votes on executive compensation as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
16,354,315	224,277	1,254,744	164,146	19,848,216
Based on these results, and consistent with the board’s recommendation, the board has determined that the company will hold an advisory vote on executive compensation every year until the next advisory vote on the frequency of future advisory votes on executive compensation.

(v)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year ending December 31, 2011 as follows:

Votes For	Votes Against	Abstentions
37,275,819	490,861	79,018

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of InterDigital, Inc. (effective as of June 3, 2011).

3.2	Amended and Restated Bylaws of InterDigital, Inc. (effective as of June 3, 2011).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.
By:	/s/ Jannie K. Lau
Jannie K. Lau
Deputy General Counsel

Dated: June 7, 2011

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of InterDigital, Inc. (effective as of June 3, 2011).

3.2	Amended and Restated Bylaws of InterDigital, Inc. (effective as of June 3, 2011).